EXHIBIT 10.8

2009 ROWAN COMPANIES, INC. INCENTIVE PLAN
(as Amended and Restated and as Assumed and Adopted by
Rowan Companies plc, Effective May 4, 2012)

NON-EMPLOYEE DIRECTOR RESTRICTED SHARE UNIT NOTICE

1.
Grant of Restricted Share Units.  Rowan Companies plc, a public limited company incorporated under English law (the “Company”), has assumed and adopted the 2009 Rowan Companies, Inc. Incentive Plan, as amended and restated (the “Plan”), and adopted Annex 1 to the Plan.  To carry out the purposes of the Plan and subject to the conditions described in this Notice and the Plan, the Company hereby grants to                  (the “Participant”),                        Restricted Share Units (“RSUs”), effective as of           , 2012 (the “Grant Date”), with respect to the Participant’s annual service period commencing          , 2012 (the “2012 Grant”).  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan; references in this Notice to the Plan shall be taken to include Annex 1 to the Plan; the Plan is incorporated herein by reference as a part of this Notice.

2.
Vesting.  The 2012 Grant shall be fully vested and nonforfeitable as of the earlier of (i) the date of the next following annual general meeting of the Company’s shareholders or (ii) one year from the date of the 2012 Grant; provided, however, that if the Participant resigns or is removed from the Board prior to such date, such 2012 Grant shall be forfeited.

3.
Establishment of Accounts.  The Company shall maintain an appropriate bookkeeping record (the “RSU Account”) that from time to time will reflect the Participant’s name, the number of vested and unvested RSUs credited to the Participant and the Fair Market Value of the RSUs credited to the Participant.  Fair Market Value of a RSU shall be deemed to be equal to the Fair Market Value of one Share.  The 2012 Grant shall be credited to the Participant’s RSU Account effective as of the Grant Date.

4.
Dividends.  As of each date on or after the Grant Date that cash dividends are paid with respect to Shares, to the extent that the Participant has any outstanding RSUs credited to his or her RSU Account, the Participant shall have an additional amount credited to his or her RSU Account equal to the number of RSUs (rounded up to the nearest whole number) having a Fair Market Value equal to the dollar amount of dividends paid per Share multiplied by the number of RSUs credited to the Participant’s RSU Account as of the payment date of such dividend.  Any equivalent amount credited to the Participant at the same time as dividends are paid or credited on Shares shall be provided to compensate the Participant for the fact that actual dividends or other distributions are not paid or issued with respect to the Shares subject to the RSUs until the payment of the RSUs as described in Section 9 below.  Accordingly, such amount shall be considered earnings from the Participant’s directorship and shall not constitute actual dividends.

5.
Responsibility for Taxes.  The Participant acknowledges that, regardless of any action by the Company, the ultimate liability for all income tax, social insurance, fringe benefits tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company.  The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or payment of the RSUs, the subsequent sale of any shares acquired pursuant to the RSUs and the receipt of any dividends or dividend equivalent amounts, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company, or its agent, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from any cash payment to be made to the Participant by the Company, including any cash payment made pursuant to the RSUs;

(b)
withholding from proceeds of the sale of Shares acquired upon payment of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization without further consent);

(c)
selling or transferring to the employee benefit trust established in connection with the Company’s adoption and assumption of the Plan a number of Shares that would otherwise be issued upon payment of the RSUs; and

(d)	If the RSUs are paid in cash, withholding in Shares to be issued upon payment of the RSUs;

provided, however, that the Participant may elect the method of withholding from alternatives (a)-(d) herein in advance of any relevant withholding event, and in the absence of the Participant’s timely election, the Company will withhold in Shares upon the relevant withholding event.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares even if the RSUs are paid in Shares.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

The Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or cash or the proceeds of the sale of the Shares if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

If payment or withholding of any U.K. income tax due in connection with the RSUs is not made within ninety (90) days of any event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax (and national insurance contributions (“NICs”), to the extent applicable) will be payable.  The Company may recover any such additional income tax and NICs at any time thereafter by any of the means referred to herein or otherwise permitted under the Plan.  The Participant will also be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime.

6.
Reorganization of the Company.  The existence of this Notice shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding whether of a similar character or otherwise.

7.
Recapitalization Events.  In the event of share dividends, spin-offs of assets or other extraordinary dividends, share splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Shares or to RSUs shall mean and include all securities or other property (other than cash) that holders of Shares are entitled to receive in respect of Shares by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying RSUs.

8.
Amount of Payment.  As of the final termination date of the Participant’s service on the Board, the aggregate Fair Market Value of all vested RSUs then credited to the Participant’s RSU Account shall be calculated by multiplying the Fair Market Value of a Share on such date times the number of RSUs then credited to the Participant’s RSU Account.

9.
Time and Form of Payment.  Payment to the Participant of amounts due hereunder shall be made in Shares, or at the discretion of the Committee in cash in a lump sum, on the 30th day following the final termination date of the Participant’s services on the Board.  If payment is made in Shares, Participant may be required to pay the nominal value for such Shares.

10.
Death Prior to Payment.  In the event that the Participant dies prior to payment, all RSUs shall become fully vested and immediately payable to the legal representative of the Participant’s estate or the person who acquires rights under this Notice by bequest or inheritance or by reason of the death of the Participant, subject to Section 11 below

11.
Participant’s Directorship.  In consideration of this grant of RSUs, the Participant covenants with the Company that he or she shall remain a Director for at least six (6) months from the Date of Grant.

12.
Transfer of RSUs.  Except as provided herein, all rights granted hereunder shall not be transferable other than by will or the laws of descent and distribution.  Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of the RSUs that does not satisfy the requirements set forth hereunder shall be void and unenforceable against the Company.

13.
Severability.  In the event that any provision of this Notice shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

14.
Certain Restrictions.   By accepting the RSUs granted under this Notice, the Participant acknowledges that he or she will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the terms of this Notice or the Plan, or securities laws or any other applicable laws, rules or regulations.

15.	Recoupment. Notwithstanding any provision of this Notice to the contrary, the Committee may, in its sole discretion:

(a)
recoup from the Participant all or a portion of the Shares issued or cash paid under this Notice if the Company’s reported financial or operating results are materially and negatively restated within five years of the grant or payment of such amounts; and

(b)
recoup from the Participant if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the Shares issued or cash paid under this Notice within five years of such conduct.

In addition, the RSUs are subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant.

Any Shares subject to recoupment may be transferred to an employee benefit trust established in connection with the Company’s adoption and assumption of the Plan, and the Participant agrees to execute any documents necessary to effectuate such transfer.

16.
Amendment and Termination.  Except as otherwise provided in the Plan or this Notice, no amendment of this Notice that adversely affects the Participant’s rights hereunder in any material respect or termination of this Notice shall be made by the Company without the written consent of the Participant.

17.
Data Privacy.  The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Notice and any other grant materials by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to such share plan service provider as may be selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan.  The recipients of Data may be located in the United States, the United Kingdom, or elsewhere, and the recipients’ country may have different data privacy laws and protections than the Participant’s country.  The Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s [insert contact].  The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s [insert contact].  Further, the Participant is providing his or her consents herein on a purely voluntary basis.  The Participant’s refusal or withdrawal of his or her consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact the Company’s [insert contact].

18.
Code Section 409A; No Guarantee of Tax Consequences.   This award of RSUs is intended to comply with Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent.  The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Notice.

19.	Binding Effect. This Notice shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

20.	Governing Law. This Notice shall be governed by, and construed in accordance with, the laws of the England and Wales, without regard to conflict of laws principles.

21.
Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the RSUs and on any Shares issued under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.
Waiver.  The Participant acknowledges that a waiver by the Company of breach of any provision of this Notice shall not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach by the Participant or any other participant in the Plan.